Exhibit 99.1

Cerevel Therapeutics Announces Strategic $125 Million Non-Dilutive Financing Transaction for Tavapadon

Risk-sharing arrangement with NovaQuest and Bain Capital will fund the full tavapadon

Phase 3 development program for Parkinson’s disease through planned NDA submission

Data readouts from tavapadon Phase 3 TEMPO program expected beginning in the first half of 2023

Conference call and webcast scheduled for today at 8:30 AM EDT

CAMBRIDGE, Mass., April. 13, 2021 — Cerevel Therapeutics, (Nasdaq: CERE), a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, today announced an up to $125 million non-dilutive financing transaction with NovaQuest and Bain Capital to fund the full Phase 3 development program for tavapadon in Parkinson’s disease, also known as the TEMPO trials.

“Cerevel continues its track record of innovative deal making with today’s announcement, a strategic funding arrangement to support the completion of the full Phase 3 development program for tavapadon in Parkinson’s disease,” said Tony Coles, chairperson and chief executive officer of Cerevel Therapeutics. “By thoughtfully risk-sharing development costs—working with partners who share our belief in the potential of tavapadon to serve as a backbone therapy for patients with Parkinson’s disease—we have secured funding for the entire Phase 3 program through planned NDA submission.” Coles continued, “This transaction also gives us flexibility to allocate capital to our most promising earlier stage assets as they advance into the clinic, and our expected cash runway is now extended into 2024.”

$125 Million Non-Dilutive Tavapadon Financing

Under the terms of the transaction, NovaQuest and Bain Capital are each expected to pay up to $62.5 million, for a total of up to $125 million, in four installments over four years. In exchange, NovaQuest and Bain Capital will receive payments based on an approval milestone, sales milestones, and royalty payments, the total of which will not exceed 4.25x the full amount paid to Cerevel; Cerevel holds the option to accelerate payment at a reduced cap starting at 3.0x the amount received, under certain conditions. Under the terms of the deal, Cerevel will make milestone and royalty payments upon successful US regulatory approval. NovaQuest and Bain Capital will be entitled to an approval milestone, sales milestones based on cumulative US net sales, and combined mid-single digit to low-double digit royalty payments on annual US net sales. Cerevel will retain meaningful upside potential for tavapadon in the US along with full worldwide commercial rights.

Cerevel is currently dosing patients with early- and late-stage Parkinson’s disease in all three of its Phase 3 trials of tavapadon, known as TEMPO-1, TEMPO-2, and TEMPO-3, as well as the open label extension trial, known as TEMPO-4. The four TEMPO trials make up the full Phase 3 program for tavapadon and will serve as the basis for the NDA submission for broad use in patients with Parkinson’s disease. Preliminary data readouts from the Phase 3 program are expected to be available beginning in the first half of 2023.

Goodwin Procter LLP acted as legal counsel to Cerevel Therapeutics. Wyrick Robbins Yates & Ponton LLP acted as legal counsel to NovaQuest. Ropes & Gray LLP acted as legal counsel to Bain Capital.

Conference Call Information

Cerevel will host a conference call and webcast today, April 13, from 8:30 a.m. to 9:00 a.m. EDT to discuss the transaction. To access the call, please dial 833-665-0655 (domestic) or 702-495-1044 (international) and refer to conference ID 3075972. The live webcast and accompanying slides can be accessed on the investor relations section of the Cerevel Therapeutics website [here]. A replay will be available in the same section of the company’s website for approximately 90 days.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company is tackling diseases with a targeted approach to neuroscience that combines expertise in neurocircuitry with a focus on receptor selectivity. Cerevel Therapeutics has a diversified pipeline comprising five clinical-stage investigational therapies and several pre-clinical compounds with the potential to treat a range of neuroscience diseases, including Parkinson’s, epilepsy, schizophrenia, and substance use disorder. Headquartered in Cambridge, Mass., Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations, or potential acquisitions. For more information, visit www.cerevel.com.

About Tavapadon

Tavapadon is a selective dopamine D1/D5 partial agonist that Cerevel is developing for the treatment of early- and late-stage Parkinson’s disease. Cerevel initiated a registration-directed Phase 3 program for tavapadon beginning in January 2020, which includes two trials in early-stage Parkinson’s, known as TEMPO-1 and TEMPO-2, one trial in late-stage Parkinson’s, known as TEMPO-3, and an open-label safety extension trial, known as TEMPO-4. Initial data from the Phase 3 program are expected to be available beginning in the first half of 2023.

About NovaQuest Capital Management

Founded by a team of accomplished industry professionals who began working together in 2000, NovaQuest Capital Management is a premier biopharma and life sciences investment firm. NovaQuest pioneered a Product Finance solution for the industry, providing at-risk, non-dilutive funding that enables partner companies to advance pivotal clinical trials, launch new brands, license products, and acquire accretive products or companies. NovaQuest has invested in scores of biopharmaceutical assets across therapeutic areas with a clinical success rate significantly higher than the industry average. Currently managing more than $2.2 billion in capital, NovaQuest is actively investing from the $1.2 billion Fund V, evaluating global opportunities with financing needs that range from $30-100 million. For more information, please visit www.novaquest.com.

About Bain Capital

Founded in 1984, Bain Capital is a leading global private investment firm with 22 offices on four continents and deep experience in healthcare. Bain Capital manages approximately $130 billion across asset classes and leverages the firm’s shared platform to capture opportunities in strategic areas of focus. Bain Capital Private Equity (http://www.baincapitalprivateequity.com) has partnered closely with management teams to provide the strategic resources that build great companies and help them thrive. A team of approximately 240 investment professionals creates value for portfolio companies through its global platform and depth of expertise in key vertical industries including healthcare. Bain Capital Life Sciences (www.baincapitallifesciences.com) pursues investments in biopharmaceutical, specialty pharmaceutical, medical device, diagnostics and enabling life science technology companies globally. The team focuses on companies that both drive medical innovation across the value chain and enable that innovation to improve the lives of patients with unmet medical needs.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the potential attributes and benefits of our product candidates, the format and timing of our product development activities and clinical trials, including the design of clinical trials and preclinical studies and the timing of initiation, completion and data readouts for clinical trials, the amount and timing of payments we may receive and make pursuant to the financing transaction, including whether any such payments are made at all, the benefits of the financing transaction, the commercial potential of tavapadon, the sufficiency of our financial resources, including to fund the Phase 3 tavapadon development program through NDA submission, and our cash runway. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: that we may not realize the expected benefits of the financing transaction; clinical trial results may not be favorable; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); the impact of COVID-19 on the timing, progress and results of ongoing or planned clinical trials; other impacts of COVID-19, including operational disruptions or delays or to our ability to raise additional capital; whether and when, if at all, our product candidates will receive approval from the FDA or other regulatory authorities, and for which, if any, indications; competition from other biotechnology companies; uncertainties regarding intellectual property protection; our need for substantial funding for our product development programs and other risks identified in our SEC filings, including those under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 24, 2021 and our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Media Contact:

Kate Contreras

W2O

kcontreras@w2ogroup.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com